UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 28, 2016
Date of Report
(Date of earliest event reported)

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AMAZON.COM, INC.
(Exact name of registrant as specified in its charter)

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Delaware	000-22513	91-1646860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
410 Terry Avenue North, Seattle, Washington 98109-5210
(Address of principal executive offices, including Zip Code)
(206) 266-1000
(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.	3

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.	3

SIGNATURES	4

EXHIBIT INDEX	5

EXHIBIT 99.1

EXHIBIT 99.2

EXHIBIT 99.3

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On April 28, 2016, Amazon.com, Inc. announced its first quarter 2016 financial results. A copy of the press release containing the announcement is included as Exhibit 99.1 and additional information regarding the inclusion of non-GAAP financial measures in certain of Amazon.com, Inc.’s public disclosures, including its first quarter 2016 financial results announcement, is included as Exhibit 99.2. Both of these exhibits are incorporated herein by reference.
In Q1 2016, Amazon.com, Inc. began allocating stock-based compensation and “Other operating expense (income), net” to its segment results. In its segment results, these amounts are combined and titled “Stock-based compensation and other.” These segments reflect the way Amazon.com, Inc. evaluates its business performance and manages its operations. Historical results for 2015 and 2014 for the North America, International, and AWS segments are presented in Exhibit 99.3 (which is incorporated herein by reference) and are available at www.amazon.com/ir. Consolidated net sales, operating income (loss), and net income (loss) are not affected.
ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 28, 2016 announcing Amazon.com, Inc.’s First Quarter 2016 Financial Results.

99.2	Information Regarding Non-GAAP Financial Measures.

99.3	Segment Financial Information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ Brian T. Olsavsky
Brian T. Olsavsky
Senior Vice President and Chief Financial Officer

Dated: April 28, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 28, 2016 announcing Amazon.com, Inc.’s First Quarter 2016 Financial Results.

99.2	Information Regarding Non-GAAP Financial Measures.

99.3	Segment Financial Information.

5